                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


________________________________________________________________________________

                           ASSET PURCHASE AGREEMENT



                            Dated as of May 3, 2001


                                     Among


                     Applied Extrusion Technologies, Inc.,


                                   QPF, LLC


                                      and


                             Hood Companies, Inc.

________________________________________________________________________________

                               TABLE OF CONTENTS

1.    Definitions....................................................................................................      1
      1.1.   Defined Terms...........................................................................................      1
      1.2.   Rules of Construction...................................................................................      7

2.    Acquisition of Assets by Buyer.................................................................................      7
      2.1.   Purchase and Sale of Assets.............................................................................      7
      2.2.   Excluded Assets.........................................................................................      8
      2.3.   Assumption of Liabilities...............................................................................      9
      2.4.   Liabilities Not Assumed.................................................................................     10
      2.5.   Purchase Price..........................................................................................     10
      2.6.   Inventory Amount Calculations...........................................................................     12
      2.7.   Determination of Amounts................................................................................     12
      2.8.   The Closing.............................................................................................     13
      2.9.   Deliveries at the Closing...............................................................................     13
      2.10.  Preliminary Allocation of Purchase Price................................................................     14
      2.11.  Employees...............................................................................................     14


3.    Representations and Warranties of the Selling Parties..........................................................     14
      3.1.   Organization of the Selling Parties.....................................................................     14
      3.2.   Authorization of Transaction............................................................................     15
      3.3.   Noncontravention........................................................................................     15
      3.4.   Brokers' Fees...........................................................................................     15
      3.5.   Title to Assets.........................................................................................     15
      3.6.   All Assets Necessary to Conduct Business................................................................     15
      3.7.   Absence of Changes......................................................................................     16
      3.8.   Legal and Other Compliance..............................................................................     17
      3.9.   No Seller Material Adverse Effect.......................................................................     17
      3.10.  Intellectual Property...................................................................................     17
      3.11.  Inventories.............................................................................................     18
      3.12.  Contracts...............................................................................................     18
      3.13.  Litigation..............................................................................................     19
      3.14.  Product Warranties; Defects; Liability..................................................................     19
      3.15.  Distributors, Customers, Suppliers......................................................................     19
      3.16.  No Illegal Payments, Etc................................................................................     19
      3.17.  Consents................................................................................................     20
      3.18.  Financial Statements....................................................................................     20

4.    Representations and Warranties of the Buyer....................................................................     20
      4.1.   Organization of the Buyer...............................................................................     20
      4.2.   Authorization for Transaction...........................................................................     20
      4.3.   Noncontravention........................................................................................     21
      4.4.   Legal and Other Compliance..............................................................................     21
      4.5.   Litigation..............................................................................................     21
      4.6.   No Illegal Payments, Etc................................................................................     21
      4.7.   Brokers' Fees...........................................................................................     22

      4.8.   Security Documents......................................................................................     22
      4.9.   Financial Statements....................................................................................     22
      4.10.  No Buyer Material Adverse Effect........................................................................     22


5.    Covenants......................................................................................................     22
      5.1.   General.................................................................................................     22
      5.2.   Notices and Consents....................................................................................     23
      5.3.   Operation of Business...................................................................................     23
      5.4.   Employees...............................................................................................     23
      5.5.   Full Access.............................................................................................     23
      5.6.   Notice of Developments..................................................................................     23
      5.7.   Exclusivity.............................................................................................     23
      5.8.   Access to Records after Closing.........................................................................     23
      5.9.   Transfer Taxes..........................................................................................     24
      5.10.  Slitting and Shipping Operations........................................................................     24
      5.11.  Accounts Receivable.....................................................................................     24
      5.12.  Closing of Streamwood Facility; Maintenance, Storage, Removal and Shipment of Acquired Assets...........     25
      5.13.  Audited Financial Statements............................................................................     28
      5.14.  Prepayment of Purchase Note.............................................................................     28
      5.15.  Future Assurances.......................................................................................     28


6.    Conditions to Obligation to Close..............................................................................     28
      6.1.   Conditions to Obligation of the Buyer...................................................................     29
      6.2.   Conditions to Obligations of the Selling Parties........................................................     30

7.    Confidentiality................................................................................................     30

8.    Noncompetition.................................................................................................     31
      8.1.  Agreements Not to Compete................................................................................     31
      8.2.  Solicitation of the Buyer's Employees by the Seller......................................................     32
      8.3.  Solicitation of the Seller's Employees by the Buyer......................................................     32


9.    Indemnification................................................................................................     32
      9.1.   Survival of Representations and Warranties..............................................................     32
      9.2.   Indemnity by Selling Parties............................................................................     33
      9.3.   Indemnity by Buyer......................................................................................     34
      9.4.   Matters Involving Third Parties.........................................................................     34

10.   Termination....................................................................................................     35
      10.1.  Termination of Agreement................................................................................     35
      10.2.  Effect of Termination...................................................................................     36

11.   Miscellaneous..................................................................................................     36
      11.1.  Press Releases and Public Announcements.................................................................     36
      11.2.  No Third Party Beneficiaries............................................................................     36
      11.3.  Entire Agreement........................................................................................     36

     11.4.   Succession and Assignment......................................  36
     11.5.   Counterparts...................................................  37
     11.6.   Headings.......................................................  37
     11.7.   Notices........................................................  37
     11.8.   Governing Law..................................................  38
     11.9.   Amendments and Waivers.........................................  38
     11.10.  Severability...................................................  38
     11.11.  Expenses.......................................................  38
     11.12.  Construction...................................................  38
     11.13.  Incorporation of Exhibits and Schedules........................  39
     11.14.  Specific Performance...........................................  39
     11.15.  Arbitration....................................................  39
     11.16.  Waiver of Jury Trial...........................................  40

Exhibits
--------

A    -    Form of Purchase Note

B    -    Form of Purchase Security Agreement

C    -    Form of Inventory Note

D    -    Form of Inventory Security Agreement

E    -    Inventory Valuation Method

F    -    [Intentionally Omitted]

G    -    Bill of Sale

H    -    Assignment and Assumption Agreement

I    -    [Intentionally Omitted]

J    -    Financial Statements

K    -    Form of Opinion of John A. Burnam, Esq.

L    -    Form of Opinion of Ropes & Gray

M    -    Form of Escrow Agreement


Schedules
---------

Schedule 2.1(a)    -     Encumbrances on Acquired Assets

Schedule 2.1(b)    -     Permits

Schedule 2.1(c)    -     Intellectual Property

Schedule 2.1(e)    -     Contracts

Schedule 2.2(i)    -     Other Excluded Assets

Schedule 5.10      -     Wage Rates


Disclosure Schedules -- Exceptions to Representations and Warranties

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of May 3, 2001, by and among (i) Applied Extrusion Technologies, Inc., a Delaware corporation (the "Buyer"), and (ii) QPF, LLC, a Mississippi limited liability company (the "Seller"), and Hood Companies, Inc., a Mississippi corporation (the "Parent"; each of the Seller and the Parent is sometimes referred to herein as "Selling Party" and collectively as the "Selling Parties"). The Buyer and the Selling Parties are collectively referred to herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets (and assume certain of the liabilities) of the Seller in consideration of the Purchase Price (as defined below). The assets to be purchased by the Buyer all relate to the Seller's oriented polypropylene films business, known as its QPF Business (the "Business"). The Selling Parties will continue to engage in its businesses other than the Business after the consummation of the transactions contemplated hereby. The Seller is a wholly-owned subsidiary of the Parent.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.
     -----------
     1.1.   Defined Terms.
            -------------
     "AAA" has the meaning set forth in (S) 11.15(a).

     "Acquired Assets" has the meaning set forth in (S) 2.1.

     "Acquired Intellectual Property" means all Intellectual Property included in the Acquired Assets.

     "Action" means any claim, action, cause of action or suit (in contract or tort or otherwise), litigation, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

     "Affiliate" means, as to any specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 10% of any class of the outstanding capital stock of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person) and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 10% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

     "Agreement" has the meaning set forth in the preamble above.

     "Asset Purchase Price" has the meaning set forth in (S) 2.5.

     "Assumed Liabilities" has the meaning set forth in (S) 2.3.

     "Balance Sheet Date" means December 31, 2000, the date of the last audited balance sheet of the Seller relating solely to the Business.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably form the basis for any specified consequence.

     "Business" has the meaning set forth in the preamble above.

     "Business Day" means any day on which banking institutions in Boston, Massachusetts are customarily open for the purpose of transacting business.

     "Buyer" has the meaning set forth in the preamble above.

     "Buyer Material Adverse Effect" means any change in or effect on the business, operations, prospects or condition (financial or otherwise) of the Buyer and its Subsidiaries (taken as a whole) which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or poses a material risk of being, materially adverse to the business, operations, prospects or condition (financial or otherwise) of the Buyer and its Subsidiaries (taken as a whole).

     "By-laws" means, with respect to any Person (other than an individual), all by-laws relating to such Person, as from time to time in effect.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments).

     "Charter" means the certificate or articles of incorporation or organization, statute, constitution, joint venture, limited liability company or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

     "Closing" has the meaning set forth in (S) 2.8.

     "Closing Date" has the meaning set forth in (S) 2.8.

     "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

     "Confidential Information" means any and all information concerning the Business other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of either Selling Party or any Affiliate thereof.

     "Contracts" has the meaning set forth in (S) 2.1(e).

     "Contractual Obligation" means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including without limitation any document or instrument evidencing or otherwise relating to any indebtedness or guarantee but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     "Deposit" has the meaning set forth in (S) 2.5.

     "Disclosure Schedule" has the meaning set forth in (S) 3.

     "Disputed Amount" has the meaning set forth in (S) 2.7.

     "Enforceable" means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     "Escrow Agent" has the meaning set forth in (S) 2.5.

     "Escrow Agreement" has the meaning set forth in (S) 2.5.

     "Escrow Amount" has the meaning set forth in (S) 2.5.

     "Excluded Assets" has the meaning set forth in (S) 2.2.

     "Excluded Liability" means any Liability to the extent that it relates to or arises out of any of the following: (a) any Excluded Asset; (b) any Liability of either Selling Party which is not an Assumed Liability, including, without limitation, any Liability specified in (S) 2.4; (c) any inaccuracy in or breach of any representation or warranty made by either Selling Party in this Agreement or any other certificate or document executed in connection herewith; and (d) the non-performance of any covenant or obligation to be performed under this Agreement by either Selling Party at any time.

     "Financial Statements" has the meaning set forth in (S) 3.18.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with their application in the audited financial statements for the year ended December 31, 2000 referred to in (S) 3.18.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

     "Indemnified Party" has the meaning set forth in (S) 9.4(a).

     "Indemnifying Party" has the meaning set forth in (S) 9.4(a).

     "Independent Accountant" has the meaning set forth in (S) 2.7.

     "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any Contractual Obligations granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or Technology, including, without limitation, all Intellectual Property identified in Schedule 2.1(c);
                                                            ---------------
(ii) that are owned, licensed or controlled in whole or in part by the Seller and relate to the Business; or (iii) that are used or useful in or necessary or desirable to the development, manufacture, sales, marketing or testing of the Products.

     "Inventory" has the meaning set forth in (S) 2.1(f).

     "Inventory Note" has the meaning set forth in (S) 2.5.

     "Inventory Security Agreement" has the meaning set forth in (S) 2.5.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Legal Requirement" means any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including, without limitation, any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, security interest, charge, adverse or prior claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any Debt or other obligation, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens
--------  -------
for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the Business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security,
(v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due, and (vi) Liens created by the Security Agreements.

     "Losses" has the meaning set forth in (S) 9.2.

     "Members of the Immediate Family" with respect to any individual, means each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

     "Note" means each of the Inventory Note and the Purchase Note.

     "Ordinary Course of Business" means the ordinary course of business with respect to the Business, consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" has the meaning set forth in the Preamble.

     "Party" and "Parties" have the meanings set forth in the preamble above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

     "Products" means all current products and services of the Seller relating to the Business, any subsequent versions of such products currently being developed, any products currently being developed by the Seller which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Purchase Note" has the meaning set forth in (S) 2.5.

     "Purchase Price" has the meaning set forth in (S) 2.5.

     "Purchase Security Agreement" has the meaning set forth in (S) 2.5.

     "Raw Materials and Supply Inventory Amount" has the meaning set forth in
(S) 2.6.

     "Security Agreement(s)" means each of the Purchase Security Agreement and the Inventory Security Agreement.

     "Seller" has the meaning set forth in the preamble.

     "Seller Material Adverse Effect" means any change in or effect on the Acquired Assets or the Business which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or poses a material risk of being, materially adverse to the Acquired Assets or the Business, including without limitation with respect to the use, operation, value or condition of the Acquired Assets or the business, operations, prospects or condition (financial or otherwise) of the Business.

     "Selling Parties" has the meaning set forth in the Preamble.

     "Streamwood Facility" means the real property and buildings owned by the Seller located in Streamwood, Illinois and used in the conduct of the Business.

     "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

     "Third Party Claim" has the meaning set forth in (S) 9.4(a).

     "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Transaction Document" means each of this Agreement, each Note, each Security Agreement, the Bill of Sale referred to in (S) 2.9(a), the Assignment and Assumption Agreement referred to in (S) 2.9(b) and the Escrow Agreement.

     "WARN" means the Worker Adjustment and Retraining Act of 1988, as from time to time in effect.

     "Work-in-Process and Finished Goods Inventory Amount" has the meaning set forth in (S) 2.6.

     1.2.   Rules of Construction. The following provisions shall be applied
            ---------------------
wherever appropriate herein: (a) "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall include the singular and the plural; (c) wherever used herein, any pronoun shall be deemed to include both the singular and plural and to cover all genders; (d) except as otherwise stated herein, all references or citations in this Agreement to statutes or regulations or statutory regulatory provisions, shall, when the context requires, be considered citations to such statutes, regulations or provisions as in effect as of the Closing Date; and (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to, this Agreement unless another agreement is specified.

2.   Acquisition of Assets by Buyer.
     ------------------------------

     2.1.   Purchase and Sale of Assets. The Seller agrees to sell and transfer
            ---------------------------
to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to the exclusions contained in (S) 2.2 and subject to and upon the other terms and conditions contained herein, free and clear of any Lien whatsoever, except those Liens listed on Schedule 2.1(a), the following assets of the Seller
                             ---------------
(collectively, the "Acquired Assets"), and no other assets of the Seller:


            (a) All assets of the Seller which were used or useful in the conduct of the Business on the Balance Sheet Date, and all assets of the Seller that have been acquired since the Balance Sheet Date for use or used in the Business (other than assets that have been disposed of in the Ordinary Course of Business since the Balance Sheet Date), including without limitation all such assets as constitute tangible personal property (such as machinery, equipment, control systems, inventories, raw materials, supplies, manufactured and purchased parts, works in process, finished goods, computer and office equipment, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies) used or useful in connection with the conduct of the Business, provided that if on the Closing
                                  --------

     Date the court order referred to in (S) 3.13 of the Disclosure Schedule remains in effect, the assets subject thereto shall be excluded from the Acquired Assets and retained by the Seller, the Seller thereafter shall use its best efforts to cause such court order to be vacated so that it is no longer in effect, the Seller shall as promptly as practicable after such court order is no longer in effect convey such assets to the Buyer and thereupon such assets shall constitute part of the Acquired Assets;

            (b) All rights of the Seller under all licenses (other than as set forth in (S) 2.1(c)), permits, authorizations, orders, registrations, certificates, approvals, consents and franchises used or useful in connection with the conduct of the Business or any pending applications relating to any of the foregoing, except in each case those which would not be required by the Buyer to own and operate the Acquired Assets and conduct the Business in a location other than the Streamwood Facility or which are applicable solely to the Streamwood Facility, including without limitation all governmental permits, licenses, authorizations, approvals and consents described on Schedule 2.1(b);
                  ---------------

            (c) All Intellectual Property used or useful in connection with the conduct of the Business, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including, without limitation, the Intellectual Property described on
     Schedule 2.1(c);
     ---------------

            (d) All customer, distributor, supplier and mailing lists used or useful in connection with the conduct of the Business;


            (e) All rights of the Seller under Contractual Obligations relating to the conduct of the Business (the "Contracts") described on
     Schedule 2.1(e);
     ---------------

            (f) All raw materials, supply, work-in-process and finished goods inventories of the Seller, whether or not located on premises owned or leased by the Seller (together, the "Inventory");

            (g) All files, plans, documents, correspondence, lists, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records relating to the conduct of the Business whether written or electronically stored or otherwise recorded; and

            (h) All of the Seller's rights to the use of the name "QPF" and any variations thereof.

     2.2.   Excluded Assets. There shall be excluded from the Acquired Assets to
            ---------------
be sold, assigned, transferred, conveyed and delivered to Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Seller, the following assets, properties and rights (collectively, the "Excluded Assets"):

            (a)     Cash;

            (b) All real property, buildings thereon, and easements, rights-of way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets), including, without limitation, the Streamwood Facility ;


            (c) All rights with respect to leasehold interests and subleases and rights thereunder, in each case relating to real property;

            (d)     All accounts receivable and notes receivable;

            (e) All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment which have arisen in connection with the conduct of the Business by the Seller and do not relate specifically to the Acquired Assets;

            (f) All rights in and with respect to the assets associated with all employee plans;

            (g) All rights in and with respect to insurance policies, except for any proceeds of such insurance and claims therefor relating to the Acquired Assets in an aggregate amount not exceeding the Asset Purchase Price;

            (h) All corporate financial, computer, real estate and human resource systems that are used by the Seller in other aspects of its business or that relate primarily to an Excluded Asset (without giving effect to this clause (h));

            (i)     All assets described on Schedule 2.2(i); and
                                            ---------------
            (j) All other assets as the Buyer and Seller may mutually agree upon at any time at or prior to the later of (i) the Closing or (ii) 30 days after all manufacturing activities have ceased at the Streamwood Facility.

     2.3.   Assumption of Liabilities. On the terms and subject to the
            -------------------------
conditions set forth herein, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities of the Seller (the "Assumed Liabilities"):

            (a)     All Liabilities under the Contracts listed in Schedule
                                                                  --------
     2.1(e) arising after the Closing other than Liabilities arising from any
     ------
     breach or default occurring prior to the Closing;

            (b) All Liabilities for Products manufactured or sold, or services rendered, by the Buyer after the Closing; and

            (c) All Liabilities relating to or arising out of the ownership or use by the Buyer of the Acquired Assets, or the conduct by the Buyer of the Business, in each case after the Closing, including without limitation all such Liabilities of the Buyer in respect of Taxes;

provided, however, that the Assumed Liabilities shall in no event include any
--------  -------
Excluded Liability.

     2.4.   Liabilities Not Assumed. Except as expressly set forth in this
            -----------------------
Agreement, and without increasing the scope of the Assumed Liabilities by implication, the Buyer will not assume or perform any Liabilities not specifically contemplated by (S) 2.3 to be Assumed Liabilities nor any of the following Liabilities (whether or not so contemplated by (S) 2.3):

            (a) Any Liability relating to or arising out of products manufactured and sold or services rendered by the Seller prior to the Closing Date, and any liability to the extent it relates to or arises out of products manufactured by the Seller prior to the Closing Date and sold by the Buyer after the Closing Date which were not in conformity with the Seller's written specifications therefor;

            (b) Any Liability of the Seller for making payments or providing benefits of any kind to its employees or former employees, including, without limitation, (i) as a result of the sale of the Acquired Assets or as a result of the termination by the Seller of any employees, (ii) any Liability arising out of, or relating to, WARN, (iii) any Liability to provide former employees so-called COBRA continuation coverage, (iv) any Liability in respect of medical and other benefits for existing and future retirees, and (v) any Liability in respect of work-related employee injuries or worker's compensation claims; and

            (c) Any Liability in respect of the Seller for accounts payable, Taxes or other accrued liabilities, except for any liability in respect of transfer taxes pursuant to (S) 5.9.

     2.5.  Purchase Price. In consideration for the Acquired Assets, the Buyer
           --------------
agrees to assume the Assumed Liabilities and to deliver to the Seller as set forth below in this (S) 2.5, (i) $15,000,000 (the "Asset Purchase Price") plus
                                                                          ----
(ii) a note, in substantially the form attached hereto as Exhibit C (the "Inventory Note"), payable to the Buyer in an amount equal to the sum of the Raw Materials and Supply Inventory Amount plus the Work-in-Process and Finished
                                      ----
Goods Inventory Amount, ((i) and (ii) together, the "Purchase Price").

            (a) The Purchase Price shall be payable by the Buyer to the Seller as follows:

                    (i) Concurrently with the execution and delivery of this Agreement, the Buyer is delivering to the Seller, by wire transfer of immediately available funds, the amount of $2,000,000 (the "Deposit") in prepayment of a portion of the Asset Purchase Price. The Seller shall be entitled to retain the Deposit whether or not the Closing actually occurs, unless any of the following shall have occurred: (A) the Seller shall have failed to issue a WARN notice with respect to all of the employees at the Streamwood facility not more than five (5) Business Days after the date hereof; (B) the Seller shall have failed to publicly announce the transactions contemplated hereby not more than five (5) Business Days after the date hereof; (C) after the date hereof, the Seller shall have failed to provide the Buyer and its representatives with full access to the Streamwood Facility, all of the Acquired Assets and all employees engaged in the Business; or (D) the Selling Parties shall have failed to assist the Buyer in conducting an orderly transition of the Business from the Seller to the Buyer in accordance with the last sentence of (S) 5.3; provided, however, that, if the Closing
                                      --------  -------
            shall not occur by virtue of either (A)
            a willful or grossly negligent failure by either of the Selling Parties to satisfy any condition set forth in (S) 6.1 or (B) the Buyer having terminated this Agreement pursuant to (S) 10.1(b) and if a basis for such termination arose by virtue of a willful or grossly negligent act, failure to act or omission by either of the Selling Parties, then the Seller shall promptly, and in any event within two (2) Business Days, return the Deposit to the Buyer.

                    (ii) Concurrently with the execution and delivery of this Agreement, the Buyer is delivering to State Street Bank and Trust Company, as Escrow Agent (the "Escrow Agent"), pursuant to the Escrow Agreement in substantially the form attached hereto as Exhibit M (as from time to time in effect, the "Escrow Agreement") the amount of $4,000,000 (the "Escrow Amount"). Such funds shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and shall be delivered to the Seller at the Closing in payment of a portion of the Asset Purchase Price. The Seller shall be paid the Escrow Amount whether or not the Closing actually occurs, unless the Closing shall not occur by virtue of either (A) a failure by the Selling Parties to satisfy any condition set forth in
            (S) 6.1 or (B) the Buyer having terminated this Agreement pursuant to (S) 10.1(b), in which event the Escrow Amount shall be returned to the Buyer.

                    (iii) At the Closing, the Buyer shall pay the balance of the Asset Purchase Price ($9,000,000) by executing and delivering to the Seller a note in substantially the form attached hereto as Exhibit A (the "Purchase Note"). The Buyer's payment of the Purchase Note shall be secured by a security interest in all of the Acquired Assets other than the Inventory pursuant to a Purchase Security Agreement (the "Purchase Security Agreement") in substantially the form of Exhibit B hereto, which the Buyer shall execute and deliver to the Seller at the Closing.

                    (iv) At the Closing, the Buyer shall execute and deliver to the Seller the Inventory Note. The Buyer's payment of the Inventory Note shall be secured by a security interest in the Inventory pursuant to an Inventory Security Agreement (the "Inventory Security Agreement") in substantially the form of Exhibit D hereto, which the Buyer shall execute and deliver to the Seller at the Closing.

            (b) The Buyer will use its reasonable commercial efforts to consume or sell the Inventory. The Buyer will remit cash payments to the Seller in the amount of the purchase price paid by the Buyer for any Inventory determined pursuant to Exhibit E which is consumed or sold, such payments to be made within forty-five (45) days of consumption or shipment (as applicable) of such Inventory as a mandatory prepayment of the Inventory Note. Each such payment shall automatically reduce the balance outstanding on the Inventory Note by the amount of such payment, and the Buyer shall pay the outstanding balance on the Inventory Note, if any, to the Seller on the date which is 230 days after the Closing Date.

     2.6.   Inventory Amount Calculations.
            -----------------------------
            (a)     Raw Materials and Supply Inventory. On the Business Day
                    ----------------------------------
     prior to the Closing Date, the Buyer and the Seller shall together conduct a physical count of that portion of raw materials and supply inventory acquired and held by the Seller for use in the Business in the Ordinary Course of Business that will not be slow moving or obsolete as of the Closing Date. The Seller shall prepare, and shall furnish to the Buyer on the Business Day prior to the Closing Date, a certificate, executed by the Chief Financial Officer of the Seller, that sets forth the aggregate cost of such raw materials and supply inventory calculated in accordance with Exhibit E (the "Raw Materials and Supply Inventory Amount") and that sets forth the book value of such raw materials and supply inventory calculated in accordance with GAAP.

            (b)     Work-in-Process and Finished Goods Inventories. On the
                    ----------------------------------------------
     Business Day prior to the Closing Date, the Buyer and the Seller shall together conduct a physical count of work-in-process inventory and finished goods inventory acquired and held by the Seller for use in the Business in the Ordinary Course of Business. The Seller shall prepare, and shall furnish to the Buyer on the Business Day prior to the Closing Date, a certificate, executed by the Chief Financial Officer of the Seller, that sets forth the aggregate cost of such work-in-process and finished goods inventory calculated in accordance with Exhibit E (the "Work-in-Process and Finished Goods Inventory Amount") and that sets forth the book value of such work-in-process and finished goods inventory calculated in accordance with GAAP.

     2.7.   Determination of Amounts. The Buyer and the Seller, on the Business
            ------------------------
Day prior to the Closing Date, will agree upon each of the Raw Materials and Supply Inventory Amount and the Work-in-Process and Finished Goods Inventory Amount. The principal amount of the Inventory Note shall be equal to the sum of the Raw Materials and Supply Inventory Amount plus the Work-in-Process and
                                              ----
Finished Goods Inventory Amount. If the Parties disagree as to any of such amounts: (a) the Closing shall occur as contemplated in (S) 2.8; (b) the Buyer and the Seller shall each deliver to the other its determination of the sum of the Raw Materials and Supply Inventory Amount plus the Work-in-Process and
                                              ----
Furnished Goods Inventory Amount (each a "Disputed Amount"); (c) the Buyer shall deliver to the Seller at the Closing the Inventory Note in an amount equal to
(x) the sum of the Buyer's Disputed Amount plus the Seller's Dispute Amount
                                           ----
divided by (y) 2.0; (d) PricewaterhouseCoopers (the "Independent Accountant")
----------
shall review the Disputed Amounts and shall, within ten (10) days of the Closing Date, select either the Buyer's Disputed Amount or the Seller's Disputed Amount as most closely being equal to the sum of the actual Raw Materials and Supply Inventory Amount plus the Work-in-Process and Finished Goods Inventory Amount,
                 ----
and this determination will be final and binding on the Parties; (e) the Parties shall co-operate with the Independent Accountant in responding to requests for information; (f) the expenses of the Independent Accountant shall be borne by the Party whose Disputed Amount was not so selected by the Independent Accountant; and (g) the Buyer shall deliver to the Seller a new Inventory Note reflecting the Disputed Amount chosen by the Independent Accountant in exchange for the Inventory Note delivered to the Seller at the Closing, which the Seller shall deliver to the Buyer marked "Cancelled".

     2.8.   The Closing. The closing of the transactions contemplated by this
            -----------
Agreement (the "Closing") shall take place at the offices of Ropes & Gray in New York, New York, commencing at 10:00 a.m. eastern time on June 29, 2001 or such other date as the Parties may mutually determine (the "Closing Date"); provided,
                                                                       --------
however, that, subject to (S) 10, if any Party shall have failed to satisfy any
-------
of the conditions specified to the obligations of any other Party in (S) 6, the Closing shall occur three (3) Business Days after the Party so failing shall give notice to the other Parties that such conditions are able to be satisfied, in which event the Closing shall occur on the third Business Day after such notice so long as all of the conditions specified in (S) 6 are satisfied or (in accordance with (S) 6) waived on such date.

     2.9.   Deliveries at the Closing.
            -------------------------
            (a) At the Closing, the Selling Parties will deliver to the Buyer properly executed and acknowledged, if requested by the Buyer, (i) each Security Agreement, the Bill of Sale in the form attached hereto as Exhibit G and the Assignment and Assumption Agreement in the form attached hereto as Exhibit H, (ii) the various certificates, instruments, and documents referred to in (S) 6.1 and elsewhere herein, (iii) such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request).

            (b) At the Closing, the Buyer will deliver to the Selling Parties properly executed and acknowledged, if requested by the Selling Parties, (i) each Note, each Security Agreement and the Assignment and Assumption Agreement in the form attached hereto as Exhibit H, (ii) the various certificates, instruments, and documents referred to in (S) 6.2 and elsewhere herein, (iii) such other instruments of sale, transfer, conveyance and assignment as the Selling Parties and their counsel may reasonably request, and (iv) the consideration specified in (S) 2.5 to be delivered by the Buyer to the Seller at the Closing.

            (c) Prior to the Closing, the Seller shall collect and assemble all of the Acquired Assets which are tangible into the Streamwood Facility, provided that finished goods Inventory may continue to be stored with
     --------
     warehousemen and at the locations specified by the Seller in a certificate given by the Seller to the Buyer at the Closing.

            (d) It is understood and agreed that, although the Buyer will acquire title to, and ownership of, all of the Acquired Assets at the Closing, the Acquired Assets not constituting Inventory shall remain in the possession of the Seller and, in the case of such Acquired Assets as are tangible, located at the Streamwood Facility until such time as the Purchase Note has been paid in full, at which time the Buyer shall be entitled to possession thereof. The Seller shall take all actions reasonably requested by the Buyer in order to identify such Acquired Assets as the property of the Buyer, subject to the Lien of the Seller thereon pursuant to the Purchase Security Agreement. From time to time the Buyer and the Seller may mutually agree to allow the Buyer to remove a portion of such tangible Acquired Assets from the Streamwood Facility in order to use such Acquired Assets in the conduct of the Buyer's business, and the Seller agrees not to unreasonably withhold its consent to such removal. The Buyer agrees that it shall remove all Inventory from the Streamwood Facility within 120 days after the Closing. The Acquired Intellectual Property shall remain recorded in the name of the Selling Parties for purposes of perfecting the Seller's Lien thereon pursuant to the Purchase Security Agreement, and the Selling Parties shall execute proper instruments for the transfer thereof to the Buyer, as reasonably requested by the Buyer, promptly after the Purchase Note has been paid in full. Notwithstanding the immediately preceding sentence, the Buyer may use any of the Acquired Intellectual Property in the conduct of its business from time to time after the Closing.

     2.10.  Preliminary Allocation of Purchase Price. The Parties agree that the
            ----------------------------------------
preliminary allocation of the Purchase Price for the Acquired Assets of the Seller shall be determined prior to the Closing by an allocation formula that is reasonably acceptable to the Parties. The Parties agree that the allocation may be amended or modified by mutual agreement to establish a final allocation prior to the filing of the applicable Tax Returns of the Parties. The Parties shall use such final allocation in all Tax Returns.

     2.11.  Employees. The Selling Parties acknowledge and agree that the Buyer
            ---------
is not obligated to hire any employee of the Seller who is currently engaged in the conduct of the Business, and that the Seller shall retain all Liabilities with respect to such employees. The Buyer shall bear no responsibility or liability for any Liabilities owed to the Seller's employees on account of any termination of their employment with the Seller, including but not limited to separation and severance pay, vacation pay and other accrued paid time off, and payments and other costs or expenses due under WARN or any other applicable Legal Requirement, or for any employment-related Liabilities, including but not limited to any Liabilities in respect of salary, wages, sick leave, holiday pay, vacation benefits, medical, dental, disability, life, retirement and other fringe benefits, or for any Liabilities arising under any Contractual Obligation or Legal Requirement; and each Selling Party, jointly and severally with the other Selling Party, will indemnify and hold harmless the Buyer from any and all such Liabilities. Notwithstanding the foregoing, upon written notice to the Seller within thirty (30) days from the date hereof, the Buyer may employ, or retain as consultants, a limited number of the Seller's employees currently engaged in the conduct of the Business. In the event the Buyer desires to employ a limited number of the Seller's employees, the Buyer and the Seller shall cooperate to effect an orderly transition with respect to such employees.

3.   Representations and Warranties of the Selling Parties.  Each Selling Party,
     -----------------------------------------------------
jointly and severally with the other Selling Party, represents and warrants to the Buyer that the statements contained in this (S) 3 are correct and complete as of the date of this Agreement and, with respect to representations and warranties set forth in (S)(S) 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.11, 3.14, 3.16
and 3.17, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3), except as set forth in the disclosure schedule attached to this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 3.

     3.1.   Organization of the Selling Parties. The Parent is a corporation,
            -----------------------------------
and the Seller is a limited liability company, in each case duly organized, validly existing, and in good standing under the laws of Mississippi. All of the outstanding equity interests in the Seller are owned, beneficially and of record, by the Parent. Copies of the Charter and By-Laws of each Selling Party, each as amended to date, have been heretofore delivered to Buyer (or will be so delivered prior to the Closing) and are (or will be) accurate and complete. The Seller is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it in the conduct of the Business or the character of the property owned, leased or operated by it in the conduct of the Business make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     3.2.  Authorization of Transaction.  Each Selling Party has the power and
           ----------------------------
authority (including full limited liability company or corporate power and authority, as applicable) to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder. All corporate and other actions or proceedings to be taken by or on the part of each Selling Party to authorize and permit the execution and delivery by each Selling Party of each Transaction Document to which it is a party and the instruments required to be executed and delivered by each Selling Party pursuant thereto, the performance each Selling Party of its obligations thereunder, and the consummation by each Selling Party of the transactions contemplated therein, have been duly and properly taken. Each Transaction Document to which it is a party has been duly executed and delivered by each Selling Party and is Enforceable against each Selling Party.

     3.3.  Noncontravention.  Neither the execution and the delivery of any
           ----------------
Transaction Document to which it is a party, nor the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in (S) 2), will (i) violate any Legal Requirement to which either Selling Party or any of its property is subject or any provision of the Charter or By-laws of either Selling Party or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contractual Obligation to which either Selling Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Neither Selling Party needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by any Transaction Document (including the assignments and assumptions referred to in (S) 2), other than filings to perfect the Liens granted by the Security Agreements.

     3.4.  Brokers' Fees. Neither Selling Party has any Liability to pay any
           -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by any Transaction Document for which the Buyer could become liable or obligated.

     3.5.  Title to Assets. The Seller has good and marketable title to, and the
           ---------------
power to sell or transfer to the Buyer, all of the Acquired Assets, free and clear of all Liens and not subject to any Liabilities (other than Assumed Liabilities).

     3.6.  All Assets Necessary to Conduct Business. The Acquired Assets and the
           ----------------------------------------
Excluded Assets together comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the Seller and used or useful in the conduct of the Business on the Balance Sheet Date, and all assets of the Seller which have been acquired since the Balance Sheet Date for use or used in the Business (other than assets which have been disposed of since the Balance Sheet Date in the Ordinary Course of Business). The

Seller holds directly, and not through any Subsidiary or any other Person, all of the assets used or useful by the Parent and its Affiliates in the conduct of the Business. Since January 1, 2000, the Business has at all times been conducted directly by the Seller and neither the Parent nor any Subsidiary of the Parent other than the Seller has ever taken any part in the conduct of the Business.

     3.7.  Absence of Changes.
           ------------------

          (a) Since the Balance Sheet Date, the Seller has conducted the Business only in the Ordinary Course of Business and there has not been:

               (i) any sale, lease, transfer, or assignment of any of the Seller's assets, tangible or intangible, used or useful in the conduct of the Business, other than sales of inventory for a fair consideration in the Ordinary Course of Business and other than dispositions of assets having a fair market value of less than $100,000;

               (ii) any Contractual Obligation (or series of related Contractual Obligations) related to the conduct of the Business other than in the Ordinary Course of Business;

               (iii) any acceleration, termination, modification, or cancellation of any Contractual Obligation (or series of Contractual Obligations) relating to the conduct of Business;

               (iv)   creation or imposition of any Lien upon any Acquired
          Asset;

               (v) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions), in each case relating to the conduct of the Business, other than purchases of inventory, materials and supplies in the Ordinary Course of Business;

               (vi) any cancellation, compromise, waiver, or release of any right or claim or Debt (or series of related rights and claims) relating to the conduct of the Business;

               (vii) any grant of any license or sublicense of any rights or modified any rights under or with respect to, or entered into any settlement regarding any infringement of the Seller's rights to, any Intellectual Property relating to the conduct of the Business;

               (viii) any threat or notification, orally or in writing, that, and there has not been, one or more distributors, customers or suppliers relating to the Business that have terminated or intend to terminate their respective business relationships or have modified or intend to modify such relationships with the Seller in a manner which is less favorable to the Business or have agreed not to or will not agree to do business on such terms and subject to conditions at least as favorable as provided to the Business on the Balance Sheet Date, and the Seller has no knowledge of any Basis for any such termination or modification, in each case which could reasonably be expected to have a Seller Material Adverse Effect;

               (ix) any damage, destruction, or loss (whether or not covered by insurance) to its property used or useful in the conduct of the Business; or

               (x) any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the conduct of the Business, which could reasonably be expected to have a Seller Material Adverse Effect.

          (b) There are no outstanding claims with respect to any damage, destruction or loss to any of the Seller's property used or useful in the conduct of the Business, which could reasonably be expected to have a Seller Material Adverse Effect.

     3.8. Legal and Other Compliance.  The Seller is in compliance with all
          --------------------------
applicable Legal Requirements relating to the conduct of the Business, the violation of which could have a Seller Material Adverse Effect, and no Action has been filed or commenced against it alleging any failure so to comply. Neither the ownership nor use of the Acquired Assets nor the conduct of the Business conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of either Selling Party's Charter or By-laws or any Lien, Contractual Obligation or Legal Requirement to which either Selling Party is a party or by which it may be bound or affected, except in each such case as could not reasonably be expected to have a Seller Material Adverse Effect.

     3.9.  No Seller Material Adverse Effect. Between the Balance Sheet Date and
           ---------------------------------
the date hereof, there has not been any Seller Material Adverse Effect.

     3.10. Intellectual Property.
           ---------------------

          (a) The Seller owns or has the right to use pursuant to an Enforceable Contractual Obligation all Intellectual Property necessary for or used in the operation of the Business as presently conducted and as presently proposed to be conducted. Subject to obtaining all necessary consents as disclosed in (S) 3.17 of the Disclosure Schedule and subject to
     (S) 2.9 hereof, each item of Acquired Intellectual Property will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that the Seller owns or uses in the conduct of the Business.

          (b) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties in connection with the conduct of the Business, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Selling Parties, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller relating to the conduct of the Business.

          (c) Section 3.10(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to the Acquired Intellectual Property, identifies each pending patent application or application for registration which has been made with respect to the Acquired Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of the Acquired Intellectual Property (together with any exceptions). The Seller will make available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
     Section 3.10(c) of the Disclosure Schedule also identifies each trade name or unregistered Trademark used by the Seller in the conduct of the Business.

          (d) Section 3.10(d) of the Disclosure Schedule identifies each item of Acquired Intellectual Property that any third party owns and that the Seller uses or could use pursuant to an existing Contractual Obligation. The Seller has delivered to the Buyer correct and complete copies of all such Contractual Obligations (as amended to date).

          (e) To the Knowledge of the Selling Parties, the Seller would not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

          (f) Notwithstanding the foregoing provisions of this (S) 3.10, the Selling Parties make no representation or warranty in this (S) 3.10 with respect to the effect of any Contractual Obligation marked with an asterisk on (S) 3.10(c) or (S) 3.10(d) of the Disclosure Schedule.

     3.11. Inventories. The inventory of the Seller included in the Acquired
           -----------
Assets consists of all manufactured and purchased parts, raw materials, supplies, works-in-process and finished goods owned by Seller and used or useful in the conduct of the Business, all of which are in conformity with the Seller's written specifications therefor, are merchantable and fit or suitable and usable for the production or completion of merchantable products for sale in the Ordinary Course of Business, and none of which is obsolete, below standard quality, damaged, or defective, except in each case to the extent of the reserves therefore established in calculating the Raw Materials and Supply Inventory Amount and the Work-in-Process and Finished Goods Inventory Amount.

     3.12. Contracts. Schedule 2.1(e) and (S)(S) 3.10 and 3.12 of the Disclosure
           ---------
Schedule lists the following Contractual Obligations to which the Seller is a party and which either (x) is in any way material to the conduct of the Business or (y) relates to the conduct of the Business and is:

           (a) any Contractual Obligation concerning confidentiality or noncompetition;

          (b) any Contractual Obligation between or among the Seller and any of its Affiliates which is not on arms-length terms; or

          (c) any Contractual Obligation under which the consequences of a default or termination could have an Seller Material Adverse Effect.


     The Seller has delivered to the Buyer a correct and complete copy of each written Contractual Obligation (as amended to date) listed on Schedule 2.1(e) or
                                                              ---------------
listed in (S)(S) 3.10 or 3.12 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral Contractual Obligation referred to on Schedule 2.1(e) or listed in (S)(S) 3.10 or 3.12 of the
               ---------------
Disclosure Schedule. Except as disclosed in (S) 3.17 of the Disclosure Schedule, with respect to each Contractual Obligation listed on Schedule 2.1(e):
                                                                ---------------
(i) the Contractual Obligation is Enforceable and in full force and effect; (ii) subject to the Buyer obtaining the necessary consents disclosed in (S) 3.17 of the Disclosure Schedule, the Contractual Obligation will continue to be Enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2); (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contractual Obligation; (iv) no party has repudiated any provision of the Contractual Obligation; and (v) none of such Contractual Obligations is, when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to the Business.

     3.13. Litigation. There are no Actions pending or, to the Knowledge of the
           ----------
Selling Parties, threatened that question the validity of any Transaction Document or of any action taken or to be taken pursuant to or in connection with the provisions of any Transaction Document nor, to the Knowledge of the Selling Parties, is there any Basis for any such Action.

     3.14. Product Warranties; Defects; Liability. Each product manufactured,
           --------------------------------------
sold, leased, or delivered by the Seller in the conduct of the Business has been in conformity in all material respects with all applicable Legal Requirements and Contractual Obligations and all express and implied warranties.

     3.15. Distributors, Customers, Suppliers.  Section 3.15 of the Disclosure
           ----------------------------------
Schedule sets forth a complete and accurate list of (i) all of the distributors for the Products indicating the Contractual Obligation existing, if any, with each such distributor and the volume of Products distributed, (ii) the ten largest customers (by dollar volume) of the Products during the Most Recent Fiscal Year, indicating the existing Contractual Obligation with each such customer by Product and (iii) all suppliers of significant materials or services to the Seller in connection with the conduct of the Business, indicating the Contractual Obligation for continued supply from such Person.

     3.16. No Illegal Payments, Etc. In connection with the conduct of the
           ------------------------
Business, neither of the Selling Parties nor any of their respective directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Seller (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject the Seller or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or could reasonably be expected to have a Seller Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.17.  Consents. Section 3.17 of the Disclosure Schedule sets forth a true,
            --------
correct and complete list of the identities of any Person whose consent or approval is required and the matter or Contractual Obligation to which such consent relates in connection with the transfer, assignment or conveyance by the Seller of any of the Acquired Assets.

     3.18.  Financial Statements. Attached hereto as Exhibit J are (i) the
            --------------------
unaudited balance sheet and statements of income, changes in stockholders' equity and cash flow relating solely to the Business for the fiscal year ended December 31, 2000 and (ii) the unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow relating solely to the Business for the 3 months ended March 31, 2001 ((i) and (ii) together, the "Financial Statements"). The Financial Statements (including with respect to the financial statements referred to in clause (i) only, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete and present fairly the financial condition of the Business for such periods and are consistent with the books and records of the Seller, subject to normal and recurring year end adjustments and in the case of the unaudited financial statements as of March 31, 2001, the absence of notes.

4.   Representations and Warranties of the Buyer.  The Buyer represents and
     -------------------------------------------
warrants to each Selling Party that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement and, with respect to representations and warranties set forth in (S)(S) 4.1, 4.2, 4.3, 4.6, 4.7 and 4.8, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4).

     4.1.  Organization of the Buyer. The Buyer is a corporation duly organized,
           -------------------------
validly existing, and in good standing under the laws of the State of Delaware. Copies of the Charter and By-laws of the Buyer, each as amended to date, have been heretofore delivered to Seller (or will be so delivered prior to the Closing) and are (or will be) accurate and complete. The Buyer is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it in the conduct of its business or the character of the property owned, leased or operated by it in the conduct of its business make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified has not had and could not reasonably be expected to have a Buyer Material Adverse Effect.

     4.2.  Authorization for Transaction. The Buyer has the power and authority
           -----------------------------
(including full corporate power and authority) to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder. All corporate and other actions and proceedings to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by the Buyer of each Transaction Document to which it is a party and the instruments to be executed and delivered by the Buyer pursuant thereto, and the performance of the Buyer of its obligations thereunder, and the consummation by the Buyer of the transactions contemplated therein, have been duly and properly taken. Each Transaction Document to which the Buyer is a party has been duly executed and delivered by the Buyer an is Enforceable against the Buyer.

     4.3.  Noncontravention. Neither the execution and the delivery of any
           ----------------
Transaction Document to which it is a party, nor the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in (S) 2), will (i) violate any Legal Requirement to which the Buyer is subject or any provision of its Charter or Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contractual Obligation to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Agency in order for the Parties to consummate the transactions contemplated by any Transaction Document (including the assignments and assumptions referred to in (S) 2), other than filings to perfect the Liens granted by the Security Agreements.

     4.4.  Legal and Other Compliance. The Buyer is in compliance with all
           --------------------------
applicable Legal Requirements relating to the conduct of its business, the violation of which could have a Buyer Material Adverse Effect, and no Action has been filed or commenced against it alleging any failure so to comply. The conduct of its business does not conflict with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Buyer's Charter or By-laws or any Lien, Contractual Obligation or Legal Requirement to which the Buyer is a party or by which it may be bound or affected, except in each such case as could not reasonably be expected to have a Buyer Material Adverse Affect.

     4.5.  Litigation. There are no Actions pending or, to the Knowledge of the
           ----------
Buyer, threatened that question the validity of any Transaction Document or of any action taken or to be taken pursuant to or in connection with the provisions of any Transaction Document nor, to the Knowledge of the Buyer, is there any Basis for any such Action.

     4.6.  No Illegal Payments, Etc. In connection with the conduct of its
           ------------------------
business, neither the Buyer nor any of its respective directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Buyer (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or could reasonably be expected to have a Buyer Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     4.7.  Brokers' Fees. The Buyer does not have any Liability or obligation to
           -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by any Transaction Document for which either Selling Party could become liable or obligated.

     4.8.  Security Documents. Each Security Agreement will create in favor of
           ------------------
the Seller a legal, valid and enforceable first priority security interest in the Acquired Assets subject thereto. When financing statements in appropriate form are filed in the appropriate jurisdictions, each Security Agreement shall provide a fully perfected, first priority purchase money Lien on, and security interest in, all right, title and interest of the Buyer in the Acquired Assets subject thereto, as security for the obligations of the Company under the Note secured thereby, in each case prior and superior in right to any other.

     4.9.  Financial Statements. The Buyer has heretofore furnished to the
           --------------------
Seller copies of the following:

           (a) the Buyer's Annual Report on Form 10-K for the fiscal year ended September 30, 2000; and

           (b) the Buyer's Quarterly Report on Form 10-Q for each of the fiscal quarters ended December 31, 2000 and March 31, 2001.

     The audited consolidated balance sheets of the Buyer and its Subsidiaries at September 30, 2000 and September 30, 1999 and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended included in the 2000 Form 10-K of the Buyer were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except for changes, if any, disclosed therein and subject to the effects of the contingencies described therein). The unaudited consolidated balance sheets of the Buyer and its Subsidiaries at December 31, 2000 and March 31, 2001 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal quarters then ended included in the December 31, 2000 and March 31, 2001 Forms 10-Q of the Buyer were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except for changes, if any, disclosed therein and the absence of full footnotes, and subject to the effects of the contingencies described therein). Such statements of operations and cash flows, together with the notes thereto, present fairly the consolidated results of operations and cash flows of the Buyer and its Subsidiaries for the respective periods covered, and such balance sheets, together with the notes thereto, present fairly the consolidated financial condition of the Buyer and its Subsidiaries as of their respective dates.

     4.10. No Buyer Material Adverse Effect. Except as disclosed in the December
           --------------------------------
31, 2000 or the March 31, 2001 Forms 10-Q of the Buyer, between September 30, 2000 and the date of this Agreement, there has been no Buyer Material Adverse Effect.

5.   Covenants.  The Parties agree as follows:
     ---------

     5.1.  General. Each of the Parties will use its best efforts to take all
           -------
action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 6).

     5.2.  Notices and Consents. The Selling Parties will give any notices to
           --------------------
third parties, and will use its best efforts to obtain any third party consents, that are necessary or desirable to transfer the Acquired Assets to the Buyer.

     5.3.  Operation of Business. Until the Closing Date, the Seller will not
           ---------------------
engage in any practice, take any action, or enter into any transaction with respect to the conduct of the Business outside the Ordinary Course of Business, and will continue to operate the Business in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will use reasonable efforts to preserve for the benefit of Buyer the goodwill of the Seller's customers, suppliers and others having business relations with it relating to the Business. Notwithstanding the foregoing, the Seller will take all actions reasonably requested by the Buyer to transfer all or any part of the Business to the Buyer in anticipation of the Closing.

     5.4.  Employees. As previously disclosed by the Selling Parties to the
           ---------
Buyer, the Seller will provide cash incentives to employees in order to induce them to continue to remain employees until the Streamwood Facility is closed.

     5.5.  Full Access. The Selling Parties will permit representatives of the
           -----------
Buyer to have reasonable access to all premises, properties, personnel, books, records (including Tax records), Contractual Obligations, and documents of or pertaining to the Business.

     5.6.  Notice of Developments. Each Party will give prompt written notice to
           ----------------------
the other Party of any development causing a breach of any of its own representations and warranties in (S) 3 and (S) 4. No disclosure by any Party pursuant to this (S) 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

     5.7.  Exclusivity. Except to the extent contemplated by the Security
           -----------
Agreements, the Seller will not (and the Seller will not cause or permit any of its officers, directors, agents or Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating or enter into or consummate any transaction relating to the acquisition of any portion of the Acquired Assets (other than sales of inventory in the Ordinary Course of Business), including any acquisition structured as a merger, consolidation, or share exchange or (ii) participate in any discussions or negotiations regarding the foregoing.

     5.8.  Access to Records after Closing.
           -------------------------------
          (a) For a period of five (5) years after the Closing Date, either of the Selling Parties or their respective representatives shall have reasonable access to all of the books and records of the Seller to the extent that such access may reasonably be required by either of the Selling Parties in connection with matters relating to or affected by the operations of the Seller in the conduct of the Business prior to the Closing Date. In addition, either of the Selling Parties or their respective representatives shall have reasonable access to all of the books and records of the Buyer to the extent that such access may reasonably be required by either of the Selling Parties in connection with verifying the timing and amounts of payments to be made by the Buyer pursuant to (S) 2.5(b) above. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Selling Parties shall be solely responsible for any costs or expenses incurred by it pursuant to this (S) 5.8(a). If the Buyer shall desire to dispose of any of such books and records prior to the expiration of such five-year period, the Buyer shall, prior to such disposition, give the Selling Parties a reasonable opportunity, at the Selling Parties' expense, to segregate and remove such books and records as the Selling Parties may select.

          (b) For a period of five (5) years after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the books and records of the Seller to the extent that such access may reasonably be required by the Buyer in connection with matters relating to or affected by the operations of the Seller in the conduct of the Business prior to the Closing Date. Such access shall be afforded by the Selling Parties upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs or expenses incurred by it pursuant to this (S) 5.8(b). If the Selling Parties shall desire to dispose of any of such books and records prior to the expiration of such five-year period, the Selling Parties shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such books and records as the Buyer may select.

     5.9.  Transfer Taxes.  Each of the Seller and the Buyer agrees to pay one-
           --------------
half of all Taxes on the transfer of the Acquired Assets hereunder; provided,
                                                                    --------
however, that any such Taxes based upon, or measured by, profits, revenues,
-------
gains, depreciation or income shall be borne solely by the Party on which they are imposed.

     5.10. Slitting and Shipping Operations. For a period of four (4) months
           --------------------------------
from the Closing Date, the Seller shall maintain the necessary staff of employees at the Streamwood Facility to slit and ship the Inventories when sold. The Buyer shall reimburse the Seller for the direct labor costs at the prevailing wage rates and benefit percentages in the monthly amounts specified in Schedule 5.10 and shall pay $128,000 per month (or $116,000 per month should
   -------------
Andrew Poole accept employment with the Buyer) for four (4) months, payable on the 15th day after the end of each month. In addition, the Buyer shall reimburse the Seller for any out-of-pocket cost of supplies, third-party cost of repairs, warehousing and other similar costs incurred by the Seller in slitting and shipping the Inventories pursuant to this (S) 5.10 and not otherwise paid by the Buyer.

     5.11. Accounts Receivable. For a period not exceeding six (6) months after
           -------------------
the Closing Date, the Buyer shall be responsible for managing the collection of accounts receivable retained by the Seller and relating to the Business; provided, however, that the Buyer shall not be required to condition any sale to
--------  -------
a customer on the payment by such customer of all or any part of such an account receivable, commence any collection proceedings in the nature of litigation, or to take any other action which is or may be adverse to such customer or the Buyer's relationship with such customer.

           (a) The Buyer shall be required to use good faith reasonable commercial efforts, including following its own internal collection policies, to collect such accounts receivable. Upon the Buyer's request, the Seller will provide the temporary services of certain of the Seller's employees to assist in the collection of accounts receivable. The

     Buyer shall reimburse the Seller for the direct labor costs of such employees at the prevailing wage rates.

           (b) Seller shall establish and maintain a lock box account. Receipts for the accounts receivable will be directed to the Seller's lock box account as indicated by the accompanying invoice. Cash received in either Party's account that is intended to pay a receivable of the other Party, as indicated by the accompanying invoice, shall be remitted to the other Party within ten (10) Business Days. Receipts for accounts receivable that do not indicate a specific invoice will be applied to the oldest balance not in specific customer dispute.

           (c) Six (6) months after the Closing Date, the Seller will assume all collection activities and responsibilities for uncollected accounts receivable retained by the Seller. After the Seller assumes all collection activities and responsibilities for uncollected accounts receivable retained by the Seller, the Seller shall give the Buyer not less than two
     (2) Business Days' notice of its intent to commence any collection proceeding in the nature of litigation to collect any such accounts receivable. The Seller shall not commence such proceeding until two (2) Business Days have elapsed since the Buyer has received notice. The Buyer may, in its sole discretion, give notice to the Seller within two (2) Business Days of the receipt of notice from the Seller that the Buyer may wish to purchase the accounts receivable in questions and, if the Buyer gives such notice, the Seller and the Buyer shall in good faith negotiate the possible terms and conditions of such a purchase. If the Buyer and the Seller have not been able to agree on such terms and conditions within five
     (5) Business Days of the date the Buyer gives such notice, the Seller shall thereupon be free to commence such proceeding.

     5.12. Closing of Streamwood Facility; Maintenance, Storage, Removal and
           -----------------------------------------------------------------
Shipment of Acquired Assets.
---------------------------

           (a) The parties acknowledge that the Acquired Assets are located on real property and in buildings which, at and after the Closing, either will be owned by Seller or will be owned by a third party to which Seller has sold such real property and buildings (the "Third Party Owner") either as of the Closing or sometime after the Closing. The parties further acknowledge that, as of the Closing, substantially all of the Acquired Assets which are tangible (excluding Inventory which is held in third party warehouses or on consignment) will be located at the Streamwood Facility.

           (b) On or prior to the Closing Date, Seller shall discontinue all manufacturing activities at the Streamwood Facility, except for its slitting and shipping operations, as contemplated in Section 5.10 hereof, and except as may be mutually agreed to in writing by the parties.

           (c) Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood Facility as follows:

                (i) In the event the Asset Purchase Price is paid in full at Closing, then Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood location for a period of not less than six (6) months after the Closing.

               (ii) In the event Buyer delivers a Purchase Note to Seller as part of the Asset Purchase Price, the Acquired Assets shall remain in the Streamwood Facility and Buyer shall not be allowed to remove any of the Acquired Assets (other than (x) Inventory located at the Streamwood Facility which is to be sold or consumed by Buyer and (y) Acquired Assets sold pursuant to Section 5.12(c)(iii) below) until such time as the Purchase Note is paid in full. Once the Purchase Note is paid in full, then Seller shall, and (if applicable) shall cause the Third Party Owner to, continue to allow the Acquired Assets to remain in the Streamwood Facility until the date which is the earlier of (x) six (6) months after the date on which the Purchase Note is paid in full or (y) one (1) year after the Closing Date; provided,
                                                                   --------
          however, that such date shall in no event be earlier than the date
          -------
          which is three (3) months after the date on which the Purchase Note is paid in full. At such time as the Acquired Assets are no longer allowed to remain in the Streamwood Facility pursuant to the immediately preceding sentence, the Buyer will remove all Acquired Assets from the Streamwood Facility in accordance with the other provisions of this (S) 5.12.

               (iii) If Buyer and Seller mutually agree, Seller will, and will (if applicable) cause the Third Party Owner to, from time to time allow Buyer reasonable access to the Acquired Assets for the express intent of selling all or a portion of the Acquired Assets. In the event Seller and Buyer agree to the sale of any Acquired Assets in accordance this Section 5.12(c)(iii), the proceeds of such sale will be paid to Seller as a prepayment of the Purchase Note. Seller shall not unreasonably withhold its consent to any such sale proposed by Buyer.

     In the event the Asset Purchase Price is paid in full at Closing as set forth in (i) above or when the Purchase Note is paid in full as set forth in (ii) above, or if all or any portion of the Acquired Assets are to be sold as set forth in (iii) above, Seller shall, and (if applicable) shall cause the Third Party Owner to, give Buyer and its representatives all reasonable access to the Acquired Assets for the purposes of dismantling, crating and shipping any equipment included in the Acquired Assets. From and after the Closing, Seller shall use reasonable efforts to keep Seller's employees, agents and representatives away from the Acquired Assets to the extent that they remain in Seller's Streamwood Facility, except as contemplated in Section 5.10 hereof. From and after the date that the Note is paid in full, Buyer shall be solely responsible for the Acquired Assets, including without limitation the protection and insuring thereof and all Taxes relating thereto.

          (d) Seller shall, and (if applicable) shall cause the Third Party Owner to, maintain all insurance, security, services and utilities relating to the Streamwood Facility so long as any of the Acquired Assets remain therein, and, prior to the Closing, Seller shall maintain all insurance on the Acquired Assets on the same terms and conditions as such insurance exists on the date hereof.

          (e) From and after the Closing, Buyer shall maintain all insurance relating to the Acquired Assets in an amount sufficient to cover the Purchase Note in the event of a property loss and consistent with Buyer's customary insurance practice for other types of loss, and shall name the Selling Parties and (if applicable) the Third Party Owner as additional insureds and lienholders on any polices of insurance covering only the Acquired Assets.

          (f) When Buyer removes the Acquired Assets from the Streamwood Facility, Buyer shall not be required to restore or repair those areas of the Streamwood Facility which may be required to be damaged in order to separate and remove the Acquired Assets from the Streamwood Facility. Notwithstanding the immediately preceding sentence, Buyer shall be responsible for any and all other damage caused by Buyer, its employees, agents and contractors to the Streamwood Facility other than such damage as may be reasonably necessary in connection with the separation and removal of the Acquired Assets from the Streamwood Facility.

          (g) Prior to commencing removal of any of the Acquired Assets, Buyer shall furnish to the Selling Parties and (if applicable) the Third Party Owner certificates of insurance from Buyer's insurance carrier and from the insurance carrier of the Person which is to perform the removal activity. Such certificates of insurance shall be in such amounts and with such deductibles as may be reasonably required by the Selling Parties and (if applicable) the Third Party Owner; provided, however, that such amounts of
                                        --------  -------
     coverage and deductibles must be reasonable in light of the removal activity to be performed and shall name the Selling Parties and (if applicable) the Third Party Owner as an additional insured.

          (h) Each Person, including without limitation Buyer, which is removing any of the Acquired Assets shall carrier workers compensation as required by the law of the State of Illinois and shall furnish evidence of the same to the Selling Parties and (if applicable) the Third Party Owner prior to commencing any work at the Streamwood Facility.

          (i) All Persons while on the Streamwood Facility shall comply with all Federal, state and local laws, rules and regulations and shall further comply with Seller's and (if applicable) the Third Party Owner's reasonable general safety rules while on the Streamwood Facility.

          (j) After the Closing, the Selling Parties and (if applicable) the Third Party Owner shall have no obligation whatsoever to maintain, repair and replace any Equipment included in the Acquired Assets, including but not limited to the Equipment used for the slitting and shipping operations contemplated in Section 5.10 hereof and any Equipment used for manufacturing if the parties have mutually agreed in writing to continue manufacturing operations after the Closing. Buyer specifically understands, agrees and acknowledges that from and after the Closing Date all costs and expenses for repairing and maintaining repairing the Equipment shall be at the sole cost and expense of Buyer and all obligation to repair and maintain the Equipment shall be the sole responsibility of Buyer.

           (k) Buyer agrees to save harmless and indemnify the Selling Parties and their successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of the Buyer or its agents in connection with their activities in the Streamwood Facility and all work and activities undertaken by the Buyer pursuant to this Agreement shall be undertaken by qualified personnel. Buyer agrees to use reasonable commercial efforts to obtain the agreement of any third party contractors performing work on Buyer's behalf at the Streamwood Facility to indemnify the Selling Parties and their successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of such third party contractor. The provisions of this (S) 5.12(k) are in addition to the indemnities provided elsewhere in this Agreement.

           (l) Each Selling Party, jointly and severally with the other Selling Party, agrees to save harmless and indemnify the Buyer and its successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of either Selling Party or the agents of either of them in connection with their activities in the Streamwood Facility and all work and activities undertaken by each Selling Party pursuant to this Agreement shall be undertaken by qualified personnel. Buyer agrees to use reasonable commercial efforts to obtain the agreement of any third party contractors performing work on behalf of either Selling Party at the Streamwood Facility to indemnify the Buyer and its successors and assigns for any loss, cost, damage or injury arising or resulting from acts or omissions of such third party contractor. The provisions of this (S) 5.12(l) are in addition to the indemnities provided elsewhere in this Agreement.

     5.13. Audited Financial Statements. On or prior to May 31, 2001, the Seller
           ----------------------------
shall provide to the Buyer the audited balance sheet and statements of income, changes in stockholders' equity and cash flow relating solely to the Business for the fiscal year ended December 31, 2000. Such financial statements (including the notes thereto) shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, shall be correct and complete and present fairly the financial condition of the Business for such periods, shall be are consistent with the books and records of the Seller and shall not differ in any material respect from the financial statements for such fiscal year attached hereto as Exhibit J.

     5.14. Prepayment of Purchase Note. The Buyer shall use reasonable
           ---------------------------
commercial efforts to prepay the Purchase Note in full at such time, if any, as such prepayment will not be in violation of, or cause a default under, any Contractual Obligation of the Buyer and, after giving effect thereto, the Company believes that it will have sufficient liquidity to fund its ongoing operations and working capital needs.

     5.15. Future Assurances. At any time and from time to time after the
           -----------------
Closing, at the request of any Party and without further consideration, each other Party will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the requesting Party may reasonably determine is necessary to effect the transfer of the Acquired Assets and the other terms and conditions of the Transaction Documents.

6.   Conditions to Obligation to Close.
     ---------------------------------

     6.1.  Conditions to Obligation of the Buyer. The obligation of the Buyer to
           -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (a)  Representations and Warranties. The representations and
                ------------------------------
     warranties set forth in (S) 3 shall have been true and correct in all respects as of the date of this Agreement, and the representations and warranties set forth in (S)(S) 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.11, 3.14,
     3.16 and 3.17 shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all respects;

           (b)  Performance by Selling Parties. The Selling Parties shall have
                ------------------------------
     performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the Closing;

           (c)  Closing of the Streamwood Facility. Except solely to the extent
                ----------------------------------
     required to comply with (S) 5.10, the Selling Parties shall have: (i) ceased all manufacturing operations at the Streamwood Facility; (ii) closed the Streamwood Facility in accordance with (S) 5.12; and (iii) terminated the employment of all of the employees of the Seller except those employees that are to be retained by the Seller.

           (d)  Consents. The Selling Parties shall have procured all of the
                --------
    governmental approvals, consents or authorizations and third party consents specified in (S) 3.17 and (S) 5.2;

           (e)  Absence of Litigation. No Action shall be pending or threatened
                ---------------------
     wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

           (f)  Certificates. The Selling Parties shall have delivered to the
                ------------
     Buyer a certificate to the effect that each of the conditions specified in
     (S)(S) 6.1(a)-(e) are satisfied in all respects;

           (g)  Opinion. The Buyer shall have received from counsel to the
                -------
     Selling Parties an opinion in form and substance as set forth in Exhibit K attached hereto, addressed to the Buyer, and dated as of the Closing Date;

           (h)  All Necessary Actions. All actions reasonably necessary or
                ---------------------
     desirable to be taken by either Selling Party in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents reasonably required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this (S) 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

     6.2.  Conditions to Obligations of the Selling Parties. The obligation of
           ------------------------------------------------
the Selling Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

           (a)  Representations and Warranties. The representations and
                ------------------------------
     warranties set forth in (S) 4 shall have been true and correct in all respects as of the date of this Agreement, and the representations and warranties set forth in (S)(S) 4.1, 4.2, 4.3, 4.6, 4.7 and 4.8 shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all respects;

           (b)  Performance by Buyer. The Buyer shall have performed and
                --------------------
     complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

           (c)  Absence of Litigation.  No Action shall be pending or threatened
                ---------------------
     wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

           (d)  Certificate. The Buyer shall have delivered to the Selling
                -----------
     Parties a certificate to the effect that each of the conditions specified in (S)(S) 6.2(a)-(c) is satisfied in all respects;

           (e)  Opinion. The Seller shall have received from counsel to the
                -------
     Buyer an opinion in form and substance as set forth in Exhibit L attached hereto, addressed to the Selling Parties, and dated as of the Closing Date; and

           (f)  All Necessary Actions. All actions reasonably necessary or
                ---------------------
     desirable to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents reasonably required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Selling Parties.

     The Selling Parties may waive any condition specified in this (S) 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.   Confidentiality. Each Selling Party will treat and hold as such all of the
     ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, subject to (S) 5.8 above, deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that either Selling Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Selling Parties will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 7. If, in the absence of a protective order or the receipt of a waiver hereunder, either Selling Party is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Selling Parties may disclose the Confidential Information to the tribunal; provided, however, that the Selling Parties shall use their best efforts to
--------  -------
obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

8.   Noncompetition.
     --------------

     8.1.  Agreements Not to Compete.
           -------------------------

           (a) Each Selling Party, jointly and severally with the other Selling Party, agrees that, in consideration of the purchase by the Buyer hereunder, neither it nor any of its Subsidiaries or Affiliates shall, on or prior to the date which is four (4) years after the Closing Date, directly or indirectly, install, begin to install, or assist others in installing any oriented polypropylene films production equipment; provided,
                                                                       --------
     however, that the foregoing provisions of this clause shall not be
     -------
     construed to prevent: (i) the Parent, a Subsidiary of the Parent or any other Affiliate of the Parent from engaging in any business in competition with the Business as a result of an acquisition of the assets or business of another Person if no more than 10% of the revenues of such assets or business are derived from business competing with the Business, and if the revenues of such assets or business derived from business competing with the Business constitute less than 10% of the revenues of the Buyer, determined in each case for each of the three fiscal years most recently ended after giving effect on a pro forma basis to any acquisitions or dispositions of businesses or assets; or (ii) any Person who is not an Affiliate of the Parent that acquires the Parent, an Affiliate of the Parent, or a Subsidiary of the Parent from engaging in any business in competition with the Business, provided that no person who ever had any
                                    --------
     managerial responsibilities in connection with the conduct of the Business shall be employed by, a consultant to or affiliated with such acquiror.

           (b) Each Selling Party, jointly and severally with the other Selling Party, agrees that, in consideration of the purchase by the Buyer hereunder, neither it nor any of its Subsidiaries or Affiliates shall, on or prior to the date which is two (2) years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, lend its name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity which is engaged in the oriented polypropylene films business (including parts and accessories therefor), except for conducting its slitting and shipping operations as contemplated by (S) 5.10; provided,
                                                                   --------
     however, that the foregoing provisions of this clause (a) shall not apply
     -------
     to: (i) any business other than the Business in which the Parent or any of its Subsidiaries or Affiliates other than the Seller was engaged on December 31, 2000, and any other businesses other than the Business reasonably related thereto; (ii) prohibit the Parent, an Affiliate of the Parent, or a Subsidiary of the Parent from engaging in any business in competition with the Business as a result of an acquisition of the assets or business of another Person if no more than 10% of the revenues of such assets or business are derived from business competing with the Business, and if the revenues of such assets or business derived from business competing with the Business constitute less than 10% of the revenues of the Buyer, determined in each case for each of the three fiscal years most recently ended after giving effect on a pro forma basis to any acquisitions or dispositions of businesses or assets; or (iii) to prevent any Person who is not an Affiliate of the Parent that acquires the Parent, an Affiliate of the Parent, or a Subsidiary of the Parent from engaging in any business in competition with the Business, provided that no person who ever had any
                                    --------
     managerial responsibilities in connection with the conduct of the Business shall be employed by, a consultant to or affiliated with such acquiror.

     8.2.  Solicitation of the Buyer's Employees by the Seller. Each Selling
           ---------------------------------------------------
Party, jointly and severally with the other Selling Party, further agrees that for a period of two (2) years after the Closing Date the neither it nor any of its Affiliates will directly or indirectly without the prior written consent of the Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee of the Buyer or any Subsidiary, group, or division of Buyer or any Affiliate thereof, to leave the employ of Buyer unless such person has been terminated by the Buyer or an Affiliate of Buyer; provided, however, that
                                                       --------  -------
the Parent shall have no obligations under this (S) 8.2 with respect to any such employee with whom the Parent had no contact during the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

     8.3.  Solicitation of the Seller's Employees by the Buyer. The Buyer agrees
           ---------------------------------------------------
that for a period of two (2) years after the Closing Date, neither it nor any of its Affiliates will directly or indirectly without the prior written consent of the Parent, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee of the Parent or any Subsidiary, group, or division of Parent or any Affiliate thereof (except for those employees of the Seller identified pursuant to (S) 2.11 hereof), to leave the employ of Parent unless such person has been terminated by the Parent or an Affiliate of Parent; provided, however,
                                                             --------  -------
that the Buyer shall have no obligations under this (S) 8.3 with respect to any such employee with whom the Buyer had no contact during the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

9.  Indemnification.
    ---------------

     9.1.  Survival of Representations and Warranties.
           ------------------------------------------

           (a) All of the representations and warranties of the Selling Parties (except for those contained in (S)(S) 3.1 (Organization of the Selling Parties), 3.2 (Authorization of Transaction), 3.3 (Noncontravention), 3.4 (Brokers' Fees) and 3.5 (Title to Assets)), contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until one (1) year after the Closing Date. The representations and warranties of the Selling Parties contained in (S)(S) 3.3 and 3.4 shall survive the Closing and shall continue in full force and effect for a period of three (3) years thereafter. The representations and warranties of the Selling Parties contained in (S)(S) 3.1, 3.2 and 3.5 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof).

           (b) All of the representations and warranties of the Buyer (except for those contained in (S)(S) 4.1 (Organization of the Buyer), 4.2 (Authorization of Transaction), 4.3 (Noncontravention), 4.7 (Brokers' Fees) and 4.8 (Security Documents)) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and shall continue in full force and effect until one
     (1) year after the Closing Date. The representations and warranties of the Buyer contained in (S)(S) 4.3 and 4.7 shall survive the Closing and shall continue in full force and effect for a period of three (3) years thereafter. The representations and warranties of the Buyer contained in
     (S)(S) 4.1, 4.2 and 4.8 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof).

           (c) The termination of any such representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date.

           (d) All covenants and indemnities of any Party in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

     9.2.  Indemnity by Selling Parties. Each Selling Party, jointly and
           ----------------------------
severally with the other Selling Party, hereby agrees to indemnify, defend and hold harmless the Buyer and its directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) (collectively, the "Losses") and that result from:

           (a) the inaccuracy of any representation or warranty made by either Selling Party herein, or resulting from any misrepresentation, breach of warranty, in each case as if all materiality provisions were not contained therein, or nonfulfillment of any agreement or covenant of either Selling Party contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by the either Selling Party hereunder; provided,
                                                                     --------
     however, that the Selling Parties shall be liable under this (S) 9.2(a) in
     -------
     respect of Losses only if the aggregate of such Losses exceeds $250,000 in which case the Selling Parties will be liable for all Losses; and provided,
                                                                       --------
     further, that the maximum aggregate liability of the Selling Parties under
     -------
     this (S)9.2(a) shall not exceed the sum of the Asset Purchase Price plus
                                                                         ----
     the Raw Materials and Supply Materials Inventory Amount plus the
                                                             ----
     Work-in-Process and Furnished Goods Inventory Amount; and

           (b) any Liability of the Selling Parties which is not an Assumed Liability or which is an Excluded Liability (including, without limitation, any Liability of the Selling Parties that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); provided that the Selling Parties will have no
                        --------
     obligation
     to so indemnify the Buyer with respect to any Liability described in clauses (a) or (b) of (S) 9.3 below.

     In the event that the Selling Parties may be obliged to indemnify Buyer under both subsection (a) and subsection (b) of this (S) 9.2, their obligations under subsection (b) shall be controlling and the limitations provided in (S)(S)
9.1 and 9.2(a) hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation, breach of warranty or non-fulfillment of an agreement or covenant as described in (S) 9.2(a), shall not apply. The Buyer shall provide the Selling Parties written notice for any claim made in respect of the indemnification provided in this (S) 9.2, whether or not arising out of a claim by a third party.

     9.3.  Indemnity by Buyer.  The Buyer hereby agrees to indemnify, defend
           ------------------
and hold harmless each Selling Party and its respective directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) (collectively, the "Losses") and that result from:
           (a) the inaccuracy of any representation or warranty made by the Buyer herein, or resulting from any misrepresentation, breach of warranty, in each case as if all materiality provisions were not contained therein, or nonfulfillment of any agreement or covenant of the Buyer contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by the Buyer hereunder; provided, however, that the Buyer shall
                                       --------  -------
     be liable under this (S) 9.3(a) in respect of Losses only if the aggregate of such Losses exceeds $250,000 in which case the Buyer will be liable for all Losses; and provided, further, that the maximum aggregate liability of
                     --------  -------
     the Buyer under this (S)9.3(a) shall not exceed the sum of the Asset Purchase Price plus the Raw Materials and Supply Materials Inventory Amount
                    ----
     plus the Work-in-Process and Furnished Goods Inventory Amount; and
     ----

           (b) the failure of Buyer to pay or satisfy or cause to be paid or satisfied any Assumed Liabilities or any other Liabilities of the Buyer related to the Business or the Acquired Assets to the extent arising out of circumstances or events occurring after the Closing Date; provided that the
                                                               --------
     Buyer will have no obligation to so indemnify the Seller with respect to any Excluded Liability.

     9.4.  Matters Involving Third Parties.
           -------------------------------

           (a) If any third party shall notify either Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this (S) 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided,
                                                                --------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     the

     Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.


          (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within twenty
     (20) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S) 9.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

          (d) In the event any of the conditions in (S) 9.4(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S) 9.

10.  Termination.
     -----------

     10.1. Termination of Agreement.  Either of the Parties may terminate this
           ------------------------
Agreement as provided below:

           (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event either Selling Party would be unable to satisfy the conditions specified in (S)(S) 6.1(a) or (b), the Buyer has notified the Seller of such inability, and such inability has continued without cure for a period of thirty (30) days after the notice of such inability or (ii) if the Closing shall not have occurred on or before September 30, 2001 (unless the failure results primarily from the Buyer being unable to satisfy the conditions specified in (S)(S) 6.2(a) or (b)); and

           (c) the Selling Parties may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer would be unable to satisfy the conditions specified in
     (S)(S) 6.2(a) or (b), the Seller has notified the Buyer of such inability, and such inability has continued without cure for a period of thirty (30) days after the notice of such inability or (ii) if the Closing shall not have occurred on or before September 30, 2001 (unless the failure results primarily from either Selling Party being unable to satisfy the conditions specified in (S)(S) 6.1(a) or (b)).

     10.2. Effect of Termination.  If any Party terminates this Agreement
           ---------------------
pursuant to (S) 10.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and except as specified herein and in the Escrow Agreement).

11.  Miscellaneous.
     -------------

     11.1. Press Releases and Public Announcements.  Upon the execution of this
           ---------------------------------------
Agreement, the Parties may issue press releases or make public announcements so long as the content of such press releases or public announcements have been agreed upon by the Parties. Either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

     11.2. No Third Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.3. Entire Agreement.  This Agreement (including the documents referred
           ----------------
to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4. Succession and Assignment.  This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all
                    --------  -------
of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall relieve the Buyer of any of its obligations hereunder.

     11.5. Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.6. Headings.  The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7. Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one (1) Business Day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next Business Day and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to either Selling Party:
     --------------------------

           Hood Companies, Inc.
           623 Main Street, Suite 100
           PO Box 870
           Hattiesburg, Mississippi  39403-0870
           Facsimile:  (601) 582-3989
           Attention:    Larry Davis
                         Chief Financial Officer

     Copy to:
     -------

           John A. Burnam, Esq.
           623 Main Street, Suite 200
           P.O. Box 1828
           Hattiesburg, Mississippi  39403-0870
           Facsimile:  (601) 582-0622

     If to the Buyer:
     ---------------

           Applied Extrusion Technologies, Inc.
           3 Centennial Drive
           Peabody, MA 01960
           Facsimile:  (978) 538-1557
           Attention:    John R. Dudek, Esq.
                         General Counsel

     Copy to:
     -------

            Ropes & Gray
            One International Place
            Boston, MA  02110-2624
            Facsimile:  (617) 951-7050
            Attention:  Winthrop G. Minot, Esq.

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Notwithstanding the above, any dispute relating to the provisions of (S) 11.15 hereof shall be governed by the American Arbitration Act as then in force.

     11.9.  Amendments and Waivers.  No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and each Selling Party. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10. Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.11. Expenses.  Each of the Buyer and the Selling Parties will bear
            --------
their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer shall bear all expenses incurred with respect to the transfer to the Buyer of any Acquired Intellectual Property.

     11.12. Construction.  The Parties have participated jointly in the
            ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13. Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14. Specific Performance.  Each of the Parties acknowledges and agrees
            --------------------
that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each of the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy (subject to the provisions set forth in (S) 11.15 below) to which it may be entitled, at law or in equity.

     11.15. Arbitration.
            -----------

a            (a)  Generally.  Except solely as set forth in (S) 11.14 and (S)
                 ---------
     11.15(c) hereof, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions and one shall be experienced in the plastic film business, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by either party by notice to the other party.

            (b)  Place of Arbitration.  The venue of such arbitration shall be
                 --------------------
     Chicago, Illinois or any other place mutually agreed to by the Buyer and Selling Parties.

            (c)  Recourse to Courts.  Subject to (S) 11.14 hereof, the parties
                 ------------------
     hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this (S) 11.15 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this (S) 11.15 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

     11.16. Waiver of Jury Trial.
            --------------------

     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                    APPLIED EXTRUSION TECHNOLOGIES, INC.



                    By: /s/ Anthony J. Allott
                        __________________________________________


                    Title: Senior Vice President and
                           Chief Financial Officer
                          ________________________________________


                    HOOD COMPANIES, INC.



                    By: /s/ Larry D. Davis
                        __________________________________________


                    Title: Vice President
                          ________________________________________


                    QPF, LLC


                    By: /s/ Larry D. Davis
                        __________________________________________


                    Title: Vice President
                          ________________________________________